Exhibit 99.1

Contact: Dennis Sabourin
Investor Relations Officer
(732) 212 – 3321

FOR IMMEDIATE RELEASE

WELLMAN REPORTS SECOND QUARTER 2003 RESULTS

July 24, 2003, Shrewsbury, NJ – Wellman, Inc. (NYSE: WLM) today reported normalized net earnings from continuing operations for the quarter ended June 30, 2003 of $1.1 million, or $0.04 per diluted share. Normalized net earnings from continuing operations exclude a cost incurred related to the preferred stock investment and restructuring costs, which total $0.8 million, or $0.03 per diluted share. The cost related to this investment resulted from the accelerated vesting of outstanding stock options, which we do not expect to be a recurring charge. The Company only incurs restructuring charges when it believes it can improve its future operating income by incurring current costs that improve its business operations. Earnings from continuing operations, which include these costs, were $0.3 million, or $0.01 per diluted share. This compares to net earnings from continuing operations of $12.8 million, or $0.40 per diluted share, for the quarter ended June 30, 2002. Net earnings available for common stockholders in second quarter 2003, after the effect of the preferred stock accretion, were $0.2 million or $0.01 per diluted share, compared to $9.4 million or $0.29 per diluted share in the second quarter 2002 (see table below).

Normalized earnings from continuing operations for the first six months of 2003 were $7.7 million, or $0.24 per diluted share, compared to normalized net earnings from continuing operations, of $18.4 million, or $0.57 per diluted share, for the same period in 2002. The table below summarizes the effects of restructuring and accelerated stock option vesting, discontinued operations, a change in accounting principle and preferred stock accretion. Including the above, net income available for common stockholders was $6.0 million, or $0.19 per diluted share, for the first half of 2003 compared to a net loss available to common stockholders of $202.2 million, or $6.31 per diluted share in the same period in 2002.

Second quarter 2003 earnings were negatively impacted by volatile chemical raw material costs, lower volumes, and competitive pressures, particularly in our domestic PET resins business. In response to current business conditions, the Company is immediately implementing significant cost reduction programs.

Tom Duff, Chairman and CEO, stated, “Our strong first quarter earnings were offset by weak earnings in the second quarter. While poor market conditions and volatile chemical raw material costs are concerns for the remainder of 2003, our cost reduction programs will have a meaningful impact in that period. We expect market conditions in the domestic PET resin industry to improve in 2004, driven by increased capacity utilization as growing demand absorbs the recent capacity increases. “

THREE AND SIX MONTH SALES AND EARNINGS

	2Q03	2Q02	YTD 03	YTD 02

($ Millions except per share data)
Sales From Continuing Operations	$284.6	$268.0	$571.3	$508.0
NORMALIZED EARNINGS FROM CONTINUING OPERATIONS**
Net earnings	$1.1	$12.8	$7.7	$18.4
Earnings per diluted share	$0.04	$0.40	$0.24	$0.57
EFFECT OF RESTRUCTURING & ACCELERATED STOCK OPTION VESTING**
Total	($0.8)	—	($1.7)	—
Per diluted share	($0.03)	—	($0.05)	—
EARNINGS FROM CONTINUING OPERATIONS**
Net earnings	$0.3	$12.8	$6.0	$18.4
Earnings per diluted share	$0.01	$0.40	$0.19	$0.57
EFFECT OF DISCONTINUED OPERATIONS**
Total	—	($3.4)	$0.1	($23.5 )*
Per diluted share	—	($0.11)	$0.00	($0.73)
EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE**
Total	—	—	—	($197.1)
Per diluted share	—	—	—	($6.15)
PREFERRED STOCK ACCRETION
Accretion	($0.1)		($0.1)
Earnings effect per diluted share	$0.00		$0.00
NET EARNINGS (LOSS) FOR COMMON STOCKHOLDERS**
Net earnings (loss)	$0.2	$9.4	$6.0	($202.2)
Earnings (loss) per diluted share	$0.01	$0.29	$0.19	($6.31)

*	Includes an impairment charge of $19.0 million (net of appropriate taxes) to reduce certain long-lived assets to fair value less estimated cost of disposal.

**	Net of tax

Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® and EcoClear® brand PET (polyethylene terephthalate) packaging resins and Fortrel® brand polyester fibers. The world’s largest PET plastic recycler, Wellman utilizes a significant amount of recycled raw materials in its manufacturing operations.

Webcast of Conference Call

Wellman, Inc. will conduct a conference call, to review 2Q03 results at 1:00 p.m. EDT on Thursday, July 24, 2003. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast, log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon July 24, 2003 and will remain on the website for 7 days. The replay can be accessed by following the same procedure, used above, for the live Webcast.

During our conference call, reference will be made to certain non-GAAP terms. Our definition of these terms and the importance to us can be found on the Wellman, Inc. website: http://www.wellmaninc.com in the Financial Information section under Financial Glossary,

Forward-Looking Statements

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including but not limited to: demand and competition for PET resins and polyester fiber; the financial condition of our customers; availability and cost of raw materials; availability and cost of petrochemical feedstock necessary for the production process; the impact of a governmental investigation of pricing practices in the polyester staple fiber industry; availability of financing, changes in financial markets, interest rates, credit ratings, and foreign currency exchange rates; tax risk; U.S., European, Asian and global economic conditions; prices and volumes of imports; work stoppages; levels of production capacity and profitable operation of assets; changes in laws and regulations; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K/A for the year ended December 31, 2002.

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WELLMAN, INC.
SUPPLEMENTAL INFORMATION*

			2Q/2Q		2Q/1Q
SALES BY GROUP	2Q03	2Q02	% Chg.	1Q03	% Chg.

$ Million
Fibers & Recycled Products Group	$118.6	$129.7	-9%	$120.2	-1%
Packaging Products Group	$166.0	$138.3	20%	$166.5	0%

Total Sales	$284.6	$268.0	6%	$286.7	-1%

BALANCE SHEET DATA	6/30/2003	CASH FLOW DATA

$ Million		$ Million	2Q03	YTD
Inventories	$130.0	Depreciat	$11.6	$23.1
Total Debt	$166.7	Amortizat	1.5	2.1
Stockholders’ Equity	$560.2	Total D&A	$13.1	$25.2
Total Debt-to-Capital	22.9%	Cap. Exps	$2.5	$6.1

SEGMENT PROFIT (LOSS)	2Q03

$ Million
PPG	$6.6
FRPG	($3.9)

Operating Income	$2.7

*Preliminary

You are invited to listen to the live Webcast of the conference call by logging onto Wellman, Inc.’s home page: http://www.wellmaninc.com, go the Investor Relations page, and follow the prompts. The replay of the webcast will be available for one week starting late afternoon on July 24.

The call and tape contains copyrighted material. It cannot be recorded, rebroadcast or reprinted without Wellman’s express permission. Participation implies consent to the taping and above terms.

Wellman, Inc
Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Quarter Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net Sales	$284.6	$268.0	$571.3	$508.0
Cost of Sales	261.4	229.8	517.8	443.3

Gross Profit	23.2	38.2	53.5	64.7
Selling, General and Administrative Expenses	20.4	18.4	38.9	34.6
Restructuring charges	0.1	—	1.3	—

Operating Income	2.7	19.8	13.3	30.1
Interest Expense, Net	2.3	2.3	4.4	5.1

Earnings From Continuing Operations Before Income Taxes	0.4	17.5	8.9	25.0
Income Taxes	0.1	4.7	2.9	6.6

Earnings From Continuing Operations	0.3	12.8	6.0	18.4
Income (Loss) From Discontinued Operations	—	(5.2)	0.1	(36.2)
Tax Benefit From Discontinued Operations	—	(1.8)	0.0	(12.7)

Earnings (Loss) Before Cumulative Effect of Accounting Change	0.3	9.4	6.1	(5.1)
Cumulative Effect of Accounting Change, Net of Tax	—	—	—	(197.1)

Net Earnings (Loss)	$0.3	$9.4	$6.1	($202.2)

Net Earnings (Loss) Available to Common Stockholders:
Net Earnings (Loss)	$0.3	$9.4	$6.1	($202.2)
Accretion of Preferred Stock Liquidation Preference	(0.1)	—	(0.1)	—
Accretion of Discount Related to Warrants	—	—	—	—

Net Earnings (Loss) Available to Common Stockholders	$0.2	$9.4	$6.0	($202.2)

Basic Net Earnings (Loss) Per Common Share:
Net Earnings Available to Common Stockholders From Continuing Operations	$0.01	$0.40	$0.19	$0.58
Net Loss Available to Common Stockholders From Discontinued Operations	—	(0.11)	—	(0.75)
Cumulative Effect of Accounting Change	—	—	—	(6.23)

Net Earnings (Loss) Available to Common Stockholders	$0.01	$0.29	$0.19	($6.40)

Diluted Net Earnings (Loss) Per Common Share:
Net Earnings Available to Common Stockholders From Continuing Operations	$0.01	$0.40	$0.19	$0.57
Net Loss Available to Common Stockholders From Discontinued Operations	—	(0.11)	—	(0.73)
Cumulative Effect of Accounting Change	—	—	—	(6.15)

Net Earnings (Loss) Available to Common Stockholders	$0.01	$0.29	$0.19	($6.31)

Average Common Shares — (Basic)	31.6	31.6	31.6	31.6
Average Common Shares — (Diluted)	31.9	32.1	31.9	32.0